                                                                   EXHIBIT 10.16

                                                                        NO. CW-8

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                        WARRANT TO PURCHASE 79,038 SHARES
                               OF COMMON STOCK OF
                                  MP3.COM, INC.
                           (VOID AFTER APRIL 26, 2002)

        This certifies that Atlas/Third Rail Management, Inc. or its assigns (the "Holder"), for value received, is entitled to purchase from MP3.COM, INC., a Delaware corporation (the "Company"), having a place of business at 10350 Science Center Drive, Building No. 14, San Diego, California 92121, a maximum of 79,038 fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price of Fifty Cents ($0.50) per share (the "Stock Purchase Price") at any time or from time to time up to and including the earlier of (the first to occur of such events being the "Expiration Date") (i) 5:00 p.m. (Pacific time) on April 26, 2002, (ii) the closing of the initial public offering of the Common Stock of the Company (the "Initial Public Offering") pursuant to a registration statement under the Securities Act of 1933, as amended (the "1933 Act"), (iii) the effective time of a consolidation or merger of the Company with or into any other corporation or other entity or person in which the stockholders of the Company immediately prior to such consolidation or merger own less than 50% of the voting power of the surviving corporation (or its parent, if any) immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of the Company, (iv) the closing of a sale of all or substantially all of the Company's assets, or (v) the date of termination of this Warrant under
Section 8 hereof; provided that, if the last day on which this Warrant may be exercised is a Sunday or a legal holiday or a day on which banking institutions doing business in the City of San Diego are authorized by law to close, this Warrant may be exercised prior to 5:00 p.m. (Pacific time) on the next succeeding full business day with the same force and effect as if exercised on such last day specified herein. This Warrant may be exercised by surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) prior to the Expiration Date of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Company shall deliver notice of the transactions described in (ii), (iii) and (iv) above to the Holder at least 10 days prior to the closing thereof. The Stock Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.

        This Warrant is subject to the following terms and conditions:

1. EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

        1.1 GENERAL. This Warrant is exercisable at the option of the holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

        1.2 NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                            A

                       Where X =    the  number of shares of Common Stock to be
                                    issued to the Holder

                             Y =    the number of shares of Common Stock
                                    purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                             A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                             B = Stock Purchase Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company's Board of Directors in good faith; provided, however, that in the event the Holder exercises this Warrant effective upon the closing of the Initial Public Offering,



                                       2.

the fair market value per share shall be the per share offering price to the public in the Initial Public Offering.

2. SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or State securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Certificate of Incorporation.

3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

        3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

        3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,



                                       3.

                (a) Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

                (b) Common Stock or additional stock or other securities by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of
Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities.

        3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (a "Transaction"), then, as a condition of such Transaction, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to consummation of such Transaction. In the event of any Transaction, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

        3.4 NOTICES OF CHANGE.

                (a) As soon as practicable following any adjustment in the number or class of shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written



                                       4.

notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                (b) The Company shall give written notice to the Holder at least 10 days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                (c) The Company shall also give written notice to the Holder at least 10 days prior to the date on which a Transaction shall take place.

4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that and from and after the date that this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

7. REPRESENTATIONS AND WARRANTIES OF THE HOLDER

        7.1 PURCHASE FOR OWN ACCOUNT. Holder represents that it is acquiring this Warrant and the Common Stock issuable upon exercise of this Warrant (collectively, the "Securities") solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

        7.2 INFORMATION AND SOPHISTICATION. Holder acknowledges that it has received all the information it has requested from the Company and considers necessary or appropriate for deciding whether to acquire this Warrant. Holder represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and to obtain any additional information necessary to verify the accuracy



                                       5.

of the information given the Holder. Holder further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

        7.3 ABILITY TO BEAR ECONOMIC RISK. Holder acknowledges that investment in this Warrant involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

        7.4 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

                (a) There is then in effect a Registration Statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                (b) (i) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

                (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Holder to a stockholder or partner (or retired partner) of such Holder, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were a Holder hereunder.

        7.5 EXPERIENCE. Holder is an "accredited investor" as such term is defined in Rule 501 under the 1933 Act.

        7.6 LEGENDS. It is understood that the certificates evidencing the Common Stock issuable upon exercise hereof (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

                (a)THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                (b) Any legend imposed by the Company's Bylaws or applicable state securities laws.



                                       6.

8. RIGHT OF REPURCHASE. The Company no longer maintains a Right of Repurchase pursuant to Section 8 of this Warrant or any predecessor Warrant.

9. WARRANTS TRANSFERABLE. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed along with a completed warrant assignment in the form attached hereto as Exhibit B; provided, however, that this Warrant and any rights hereunder may not be transferred at any time to any person or entity engaged, directly or indirectly, in the business of digital distribution of music over the Internet or in any other electronic medium, where such business generates greater than $1 million per year in revenues. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the holder of shares of Common Stock issued upon exercise of this Warrant referred to in Sections 7, 8 and 17 shall survive the exercise of this Warrant.

11. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

12. NOTICES. Except as otherwise provided in this Warrant, any requirement for a notice, demand or request under this Warrant will be satisfied by a writing (a) hand delivered with receipt; (b) mailed by United States registered or certified mail or Express Mail, return receipt requested, postage prepaid; or (c) sent by Federal Express or any other nationally recognized overnight courier service, and addressed as follows: if to the Holder, at its address as shown on the books of the Company; and if to the Company, at the address indicated therefor in the first paragraph of this Warrant, Attn: Chief Financial Officer, with a copy to Frederick T. Muto, Esq., Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2128. All notices that are sent in accordance with this Section 12 will be deemed received by the Holder or the Company on the earliest of the following applicable time periods: (i) the date the return receipt is executed; or (ii) the date delivered as documented by the overnight courier service or the hand delivery receipt. Either the Holder or the Company may designate a change of address by written notice to the other party.

13. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant (and the Common Stock issuable upon conversion thereof)



                                       7.

shall survive the exercise and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

14. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

15. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

16. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.

17. MARKET STANDOFF. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration, if any) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the 1933 Act pertaining to the Company's Initial Public Offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

18. CONFIDENTIALITY. In handling any confidential information of the Company, Holder shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same type to maintain the confidentiality of any nonpublic information thereby received or received pursuant to this Warrant except that disclosure of such information may be made (a) to the subsidiaries or affiliates of Holder in connection with their present or prospective business relations with the Company, (b) to prospective permitted transferees or purchasers of any interest in this Warrant, provided that they have entered into a comparable confidentiality agreement in favor of the Company, or (c) as may be required in connection with the examination, audit or similar investigation of Holder. Confidential information shall not include information that either (i) is in the public domain through no fault of Holder or in the knowledge or possession of Holder when disclosed to Holder, or (ii) is disclosed to Holder by a third party, provided that Holder does not have actual knowledge that such third party is prohibited from disclosing such information.



                                       8.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 30th day of April, 1999.



                                            COMPANY:

                                            MP3.COM, INC.,
                                            a Delaware corporation



                                            By: /s/ ROBIN RICHARDS
                                               ---------------------------------

                                            Name: Robin Richards
                                                 -------------------------------

                                            Its: President
                                                --------------------------------



                                            HOLDER:

                                            ATLAS/THIRD RAIL MANAGEMENT, INC.
                                            a California corporation


                                            By: /s/ CHARLES ROVEN
                                               ---------------------------------

                                            Name: Charles Roven
                                                 -------------------------------

                                            Its: President
                                                --------------------------------



                                       9.

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                                                         Date: _________________

MP3.COM, INC.
10350 Science Center Drive
Building No. 14
San Diego, CA  92121
Attn:  President

Ladies and Gentlemen:

[ ] The undersigned hereby elects to exercise the warrant issued to it by MP3.COM, INC. (the "Company") and dated ______________, 1999 (the "Warrant") and to purchase thereunder _______________ shares of the Common Stock of the Company at a purchase price of Fifty Cents ($0.50) per share or an aggregate purchase price of __________________________________ Dollars ($__________) (the "Purchase
        Price").

[ ] The undersigned hereby elects to convert _______________________ percent (____%) of the value of the Warrant pursuant to the provisions of
        Section 1.2 of the Warrant.

        Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also confirms the representations set forth in Sections 7, 8 and 17 of the Warrant.

                                            Very truly yours,


                                            ------------------------------------

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                    EXHIBIT B

                               WARRANT ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned in that number of shares specified below of that certain Warrant or Warrants identified below to purchase that number of shares of Common Stock of MP3.COM, INC., a Delaware corporation, specified below and does hereby irrevocably constitute and appoint ______________________ as its Attorney to transfer said shares on the books of said corporation with full power of substitution in the premises.


Dated:  ___________, _____


                 SHARES OF COMMON STOCK
   WARRANT         UNDERLYING WARRANT         NUMBER OF WARRANT
 SERIAL NO.      (THE "WARRANT SHARES")       SHARES TRANSFERRED         NAME OF TRANSFEREE
 ----------      ----------------------       ------------------         ------------------









                                            ------------------------------------
                                            (Print Name of Warrant Holder)



                                            ------------------------------------
                                            (Authorized Signature)


                                            ------------------------------------
                                            (Title, if applicable)